EXHIBIT 16.2

                         [KPMG PEAT MARWICK LETTERHEAD]

Messrs.
Securities and Exchange Commission (SEC)
450 5th Street, N.W.
Washington, D.C. 20549

July 30, 1998

Dear Sir or Madam

We have read the statements made by Costa Rica International, Inc., which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 14, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely

/s/ KPMG Peat Marwick
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    KPMG Peat Marwick

July 30, 1998

cc: Mr. Jorge Quesada, Chief Financial Officer, Costa Rica International, Inc.